RETAINER AMENDMENT AGREEMENT

THIS ADMENDMENT AGREEMENT (the “Agreement”) is made and entered into as of the First day of October, 2015 (the “Effective Date”) by and among INTERNATIONAL WESTERN OIL CORPORATION (“IWO”), a corporation organized and existing under the laws of the State of Texas, with its principal place of business at 5525 North MacArthur Blvd, Suite 280, Irving, TX 75038 and INTERNATIONAL WESTERN PETROLEUM, INC. (“IWP”), a corporation organized and existing under the laws of the State of Nevada with its principal place of business at 5525 North MacArthur Blvd, Suite 280, Irving, TX 75038. IWO and IWP are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.”

Due to an increase in a number of new producing wells under operations, International Western Petroleum, Inc. now agrees to adjust the existing monthly retainer from $22,263 to $27,600 starting October 1, 2015 for its Texas-based operating license with field and administrative services from International Western Oil Corporation.

IN WITNESS WHEREOF, the undersigned have executed this Amendment Agreement as of the date first above written.

Dated: June 1, 2017	/s/ Benjamin Tran
Benjamin Tran
Chairman,
International Western Petroleum, Inc.

Dated: June 1, 2017	/s/ Ross Henry Ramsey
Ross Henry Ramsey
Chief Executive Officer,
International Western Oil Corporation